Exhibit 1.1

[        ] shares

DEERFIELD TRIARC CAPITAL CORP.

Common Stock

FORM OF UNDERWRITING AGREEMENT

June [   ], 2005

Credit Suisse First Boston LLC

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

Deutsche Bank Securities Inc.,

As Representatives of the Several Underwriters,

c/o Credit Suisse First Boston LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Deerfield Triarc Capital Corp., a Maryland corporation (“Company”) proposes to issue and sell [          ] shares of its common stock, par value $0.001 per share (“Securities”) and the stockholders listed in Schedule A hereto (“Selling Stockholders”) propose severally to sell an aggregate of [          ] outstanding shares of the Securities (such [          ] shares of Securities being hereinafter referred to as the “Firm Securities”) to Credit Suisse First Boston LLC (“CSFB”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”), UBS Securities LLC (“UBS”), Deutsche Bank Securities, Inc. (“DB”), and each of the other underwriters named in Schedule B hereto (collectively, the “Underwriters”), for whom CSFB, ML, UBS and DB are acting as representatives, (in such capacity, the “Representatives”). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [          ] additional shares of its Securities, as set forth below (such [          ] additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” The Company, Deerfield Capital Management LLC (the “Manager”) and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company, the Manager and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)       A registration statement (No. 333-123762) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (A) has been declared effective under the Securities Act of 1933, as amended (“Act”) and is not proposed to be amended or

(B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with

Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii)      If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii)     The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own, lease or operate its assets and to conduct its business as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Offered Securities);

(iv)    Each of (A) Deerfield Triarc Capital LLC, a Delaware limited liability company, (B) Deerfield Triarc TRS Holdings, Inc., a Delaware corporation (“Deerfield Triarc TRS”), (C) Deerfield Triarc TRS Holdings LLC, a Delaware limited liability company ((A), (B) and (C) collectively, the “Subsidiaries”) has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability company, as applicable) to own, lease or operate its assets and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock or membership interests, as applicable, of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests, as applicable, of each Subsidiary is owned entirely by the Company, directly or through subsidiaries, and is free from liens, encumbrances and defects. The Subsidiaries constitute all of the “significant subsidiaries” of the Company, as such term is defined in Rule 1-02(w) of Regulation S-X. The Company does not own any capital stock of or other equity interest in any other corporation, limited liability company, partnership, joint venture, trust or other entity or association, other than Market Square CLO Ltd., a Cayman Islands limited liability company, in which it owns 100% of the preference shares, and other investments made in the ordinary course of business.

(v)      The Company had, as of the date of the Prospectus, the duly authorized and outstanding capitalization, as set forth in the Prospectus under the caption “Capitalization;” all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and, except as disclosed in the Prospectus, free of preemptive rights and other rights to subscribe for or purchase securities; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or the Subsidiaries , (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Subsidiaries to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(vi)     The Offered Securities have been duly authorized for issuance and sale and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Offered Securities by the Company is not subject to any preemptive right, co-sale right, registration right, resale right, right of first refusal or other similar rights arising by operation of law, under the Company Charter Documents (other than as set forth therein) or under any agreement to which the Company is a party or otherwise, other than as provided for in the Lock-Up Agreements (as defined below).

(vii)   Each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is required, except where the failure, individually or in the aggregate, to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, results of operations (as described in the Prospectus), assets or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).

(viii)   The Company has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, or as otherwise disclosed in the Prospectus or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company.

(ix)    Each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)      Neither the Company, nor any officer or director purporting to act on behalf of the Company has at any time (a) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (b) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (c) engaged in any transactions, maintained any Company bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

(xi)    Except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them.

(xii)   Except for the Underwriters’ discount and any other compensation payable by the Company to the Underwriters in connection with the transactions contemplated herein or as otherwise disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(xiii)  Each of the Company and the Subsidiaries is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation, by-laws, certificate of formation, operating agreement or similar organizational documents, as applicable (collectively, the “Company Charter Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or the Subsidiaries is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Offered Securities by the Company, the consummation by the Company of the transactions contemplated hereby and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, (B) any of the Company’s and the Subsidiaries’, and any of their respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or the Subsidiaries except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xiv)   This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Underwriters, is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Registration Rights Agreement (“Registration Rights Agreement”), dated December 23, 2004, among the Company on one hand, and Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc. for he benefit of the Initial Purchasers and the Holders (as defined therein), on the other hand, the Management Agreement (“Management Agreement”), dated December 23, 2004, between the Company and the Manager and the License Agreement (“License Agreement”), dated December 23, 2004, by and among the Company, Triarc Companies, Inc. and Deerfield & Company LLC, have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by such other parties, constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xv)    The capital stock of the Company, including the Offered Securities, conforms in all material respects to the descriptions thereof contained in the Prospectus; the form of certificates used to evidence the Offered Securities complies in all material respects with all applicable statutory requirements and any requirements of the New York Stock Exchange (“NYSE”) and with any applicable requirements of the Company Charter Documents and has been duly authorized and approved by the directors of the Company.

(xvi)   Except for the Registration Rights Agreement and the Management Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xvii)	The Securities have been approved for listing subject to notice of issuance on the NYSE.

(xviii) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, or the issuance, sale and delivery of the Offered Securities as contemplated hereby, except such as have been obtained and made, or as may be required, under the Act, under the rules and regulations of the National Association of Securities Dealers (“NASD”), and such as may be required under state or foreign securities laws.

(xix)   Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Subsidiaries is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company and the Subsidiaries except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xx)    The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi)   The Prospectus contains summaries, which are complete and accurate in all material respects, of the material terms and provisions of all material contracts, agreements, instruments and other documents, if any, of the Company that are required to be described in a prospectus included in a registration statement on Form S-11 under the Act, and the copies of all such contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(xxii)   There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or any of their respective assets, and to the knowledge of the Company, its respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiii)   Since the date of the Prospectus, there has not been (a) any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) any transaction, other than in the ordinary course of business, which is material to the Company contemplated or entered into by or on behalf of the Company or the Subsidiaries, (c) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiaries, other than liabilities and obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (e) any purchase or pledge by the Company or the Subsidiaries of any of the Company’s or the Subsidiaries’ outstanding capital stock or (f) any change in the capital stock, long-term debt (including off-balance sheet activities or transactions) or, outside the ordinary course of business, short-term debt of the Company or the Subsidiaries.

(xxiv)   The Company is not, and the sale of the Offered Securities as herein contemplated and the receipt of the net proceeds therefrom will not cause the Company to become, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxv)   Neither the Company nor any of its directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; and the Company acknowledges that the Underwrites may engage in passive market making transactions in the Offered Securities on the NYSE in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(xxvi)   Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States.

(xxvii)    The Company has not taken any action, nor have any other steps been taken or have any legal proceedings been commenced, nor to the knowledge of the Company, threatened, against the Company, for the winding up, liquidation or dissolution of the Company.

(xxviii)    Each of the independent directors named in the Prospectus satisfies the independence standards established by the Securities and Exchange Commission and the NYSE.

(xxix)   The Company’s investment guidelines and operating policies described in the Prospectus accurately reflect in all material respects the current intentions of the Company and the Manager with respect to the operation of the Company’s business, and no material deviation from such guidelines or policies is currently contemplated.

(xxx)   The Company has not authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company in connection therewith, except as set forth in the Prospectus or any related marketing materials developed jointly and approved by the Company and the Underwriters; the Company has not received notice of any stop order or other similar order or decree preventing the use of the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.

(xxxi)   The Company will make a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2004 and, assuming such election is made, commencing with its initial taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and the Company’s current and proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and all statements in the Prospectus regarding the Company’s qualification and taxation as a REIT are true, complete and correct in all material respects.

(xxxii)   The Company and each of the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof, any such returns are correct and complete, and the Company has paid all taxes shown as due thereon; and no material tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any material tax deficiency which could reasonably be expected to be asserted against it; all material tax liabilities, if any, are adequately provided for on the consolidated books of the Company.

(xxxiii)    The description of the Company’s organization and current and proposed method of operation set forth in the initial registration statement and the additional registration statement under the heading “Federal Income Tax Consequences of our Qualification as a REIT” is an accurate and fair summary of the matters referred to therein.

(xxxiv)    The Company and the Subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company and the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that the Company or the Subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Optional Closing Date.

(xxxv)   The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and the employee benefits provisions of the Code with which compliance is intended; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries have or would reasonably be expected to have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such plan it is, in all material respects, qualified as to its form and nothing has occurred, whether by action or by failure to act, which would adversely affect by such determination.

(xxxvi)    [Intentionally Omitted].

(xxxvii)    Each of the Company and the Subsidiaries are in compliance, in all material respects, with applicable Environmental Laws (as defined below) and is in compliance, in all material respects, with the material terms of any required permits, licenses, authorizations and approvals required under, applicable Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past or present or, to the Company’s knowledge, reasonably anticipated material future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws; except as would not reasonably be expected to have a Material Adverse Effect, and except that no representation is made with respect to any property underlying loans originated or held by the Company or any of the Subsidiaries, other than properties on which the Company or any Subsidiary has foreclosed and currently holds as an asset (“Foreclosure Property”), neither the Company nor any of the Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or threatened action, suit or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or, to the knowledge of the Company, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(xxxviii)   The assets of the Company and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(xxxix)   The consolidated financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis.

(xl)     As of the First Closing Date, the Company will be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and thereafter will file reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xli)    To the Company’s or any of the Subsidiaries’ knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s or any of the Subsidiaries’ officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(xlii)   The Company (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its and the Subsidiaries’ financial statements in conformity with GAAP and to maintain accountability for its and the Subsidiaries’ assets, (C) access to its and the Subsidiaries’ assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its and the Subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) management is made aware of all material transactions concerning the Company and the Subsidiaries and their respective properties.

(xliii)  Neither the Company nor the Subsidiaries, or, to the knowledge of the Company and the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Company (or the Subsidiaries) has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Subsidiaries, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliv)  To the knowledge of the Company, neither it nor any of the Subsidiaries nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

(xlv)   There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 applicable to them and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xlvi)  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlvii) Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Offered Securities (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the Act and the rules and interpretations of the NASD.

(xlviii) Any certificate signed by any officer of the Company or any of the Subsidiaries delivered pursuant to this Agreement to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(b) The Manager represents and warrants to, and agrees with, the several Underwriters that:

(i)       The Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease or operate its assets and to conduct its business as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(ii)      The Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is required, except where the failure, individually or in the aggregate, to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii)     The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv)     Neither the Manager, nor any officer or director purporting to act on behalf of the Manager has at any time (a) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (b) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (c) engaged in any transactions, maintained any Manager bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Manager.

(v)      The Manager is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its certificate of formation, by-laws, operating agreement or similar organizational documents, as applicable (collectively, the “Manager Operating Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the consummation by the Manager of the transactions contemplated hereby and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Manager Operating Documents, (B) any of the Manager’s, and any of its respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vi)     No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Manager of this Agreement, the consummation by the Manager of the transactions contemplated hereby, except such as have been obtained and made, or as may be required, under the Act, under the rules and regulations of the NASD, and such as may be required under state or foreign securities laws.

(vii)    The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Manager is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(viii)  No labor dispute with the employees of the Manager exists or, to the knowledge of the Manager, is imminent that might have a Material Adverse Effect.

(ix)     There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager, or any of its respective assets, and to the knowledge of the Manager, its respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)      Since the date of the Prospectus, there has not been any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xi)     The Manager and its subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Manager or any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Manager nor any of its subsidiaries has any reason to believe that the Manager or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Optional Closing Date.

(xii)   Neither the Manager, or, to the knowledge of the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Manager has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Manager and, to the knowledge of the Manager, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xiii)   This Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery of this Agreement by the Underwriters, is a legal, valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Management Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(c) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)       Such Selling Stockholder has and on the First Closing Date hereinafter mentioned will have valid and unencumbered title to the Firm Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date hereunder; and upon the delivery of and payment for the Firm Securities on the First Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date.

(ii)     Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(iii)     This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iv)     The Custody Agreement and Power of Attorney, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(v)      The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Firm Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (a) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Firm Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor (b) will such action result in any violation of the provisions of the charter or bylaws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties except, in the case of clause (a), for such conflicts, breaches or defaults that would not have, or reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, results of operations, assets or prospects of such Selling Stockholder and its subsidiaries taken as a whole (“Selling Stockholder Material Adverse Effect”).

(vi)     Such Selling Stockholder has and at the Closing will have, valid title to the Firm Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Firm Securities to be sold by such Selling Stockholder.

(vii)    Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Securities in violation of Regulation M of the Act.

(viii)   To the knowledge of such Selling Stockholder, no filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Firm Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (a) such as may have previously been made or obtained or as may be required under the Act or the Rules and Regulations or state securities laws and (b) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Firm Securities are offered or the absence of which would not have, or reasonably be expected to have, a Selling Stockholder Material Adverse Effect.

(ix)    Except as otherwise provided in the Registration Statement, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the NASD.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[          ] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [          ] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities. American Stock Transfer & Trust Company shall act as custodian (the “Custodian”) of the Firm Securities to be sold by the Selling Stockholders pursuant to the Power of Attorney and Custody Agreement.

The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives, at the office of Hunton & Williams LLP, 200 Park Avenue, New York, NY 10166, at 10:00 A.M., New York time, on July [   ], 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Hunton & Williams LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives, at the above office of Clifford Chance US LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Clifford Chance US LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company, the Manager and the Selling Stockholders. The Company and the Manager, for so long as the Manager is the manager under the Management Agreement, hereby jointly and severally agree with the several Underwriters and, with respect to subsections (h) and (i), each Selling Stockholder agrees with the Underwriters that:

(a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the consent of the Representatives, such consent not to be unreasonably conditioned, withheld or delayed; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The

Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. The provisions of this subsection (g) shall not apply to (A) the Offered Securities to be sold hereunder, (B) the registration of shares of capital stock in accordance with the terms of the Registration Rights Agreement and (C) issuances of shares of restricted stock, stock options and other awards and the issuance of shares underlying such awards under the Deerfield Triarc Capital Corp. Stock Incentive Plan (the “Incentive Plan”), as each of (A) through (C) above is described in the Prospectus.

(h) The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, for any filing fees, taxes and other expenses (including fees and disbursements of its respective counsel) in connection with (i) the preparation of the preliminary prospectus and the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Offered Securities, including any stock or other transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters, (iii) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters solely with respect to blue sky matters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) for the filing fee incident to the review by the NASD of the Offered Securities, (v) the fees and expenses of any transfer agent or registrar for the Offered Securities, and (vi) for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(i) Each Selling Stockholder agrees during the Selling Stockholder Lock-Up Period (as defined below) not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The Selling Stockholder Lock-Up Period will commence on the date hereof and will continue and include the date 60 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Selling Stockholder Lock-up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

(j) The Company agrees to furnish to the Underwriters for a period of two (2) years from the First Closing Date (if such reports are not available to the public electronically on the SEC’s website) (i) copies of all annual, quarterly and current reports of the Company (if such reports are not available to the public electronically on the SEC’s website) and (ii) such other material reports and documents of the Company as the Underwriters may reasonably request; provided, however, that the Company shall have no obligation under clause (ii) for so long as the Company is subject to Sections 13 or 15(d) of the Exchange Act.

(k) The Company and the Manager agree to make all necessary filings required under any federal, state, local or foreign law, regulation or rule and obtain and maintain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its proposed business as described in the Prospectus, except when the failure to make a necessary filing or to maintain a license, authorization, consent or approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l) The Company will use its commercially reasonable efforts to meet the requirements to qualify, for the taxable year ending December 31, 2005 and thereafter, for taxation as a REIT under the Code.

(m) The Company will use its best efforts to effect the listing of the Offered Securities on the NYSE.

(n) To apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(o) To use its commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Offered Securities to be eligible for clearance and settlement through DTC.

(p) The Company will use its commercially reasonable efforts to conduct its affairs in such a manner so as not to become required to register as an investment company under the Investment Company Act of 1940, as amended.

(q) The Company will not take any action prohibited by Rules 101 or 102 of Regulation M under the Act in connection with the distribution of the Offered Securities contemplated hereby.

(r) The Company shall maintain a transfer agent and registrar for the Securities.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and the rules and regulations of the PCAOB and stating to the effect that:

(i)       in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)      they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

(iii)     on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) the unaudited consolidated net revenue, net operating income, net income and net income per share amounts for the three-month periods ended included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv)     they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission nor shall there be any suspension of the qualification of the Offered Securities for sale in any jurisdiction or institution or threatening of any proceeding for such purpose.

(c) Subsequent to the execution and delivery of this Agreement there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, results of operations (as described in the Prospectus), assets or prospects of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) if applicable, any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Hunton & Williams LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives with respect to the matters set forth on Exhibit A hereto. In rendering such opinion, Hunton & Williams LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Venable LLP.

(e) The Representatives shall have received (i) an opinion, dated such Closing Date, of Hunton & Williams, for the benefit of the Selling Stockholders who are natural persons in a form reasonably satisfactory to the Representatives with respect to the matters set forth on Exhibit B-1 hereto and (ii) an opinion, on or prior to the First Closing Date, of counsel to each Selling Stockholder that is not a natural person in a form reasonably satisfactory to the Representatives with respect to the matters set forth on Exhibit B-2 hereto.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Venable LLP, special Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives with respect to the matters set forth on Exhibit C hereto.

(g) The Representatives shall have received an opinion, dated such Closing Date, of Frederick L. White, general counsel for the Manager, in a form reasonably satisfactory to the Representatives with respect to the matters set forth on Exhibit D hereto.

(h) The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Venable LLP referred to above.

(i) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after due inquiry: (i) the representations and warranties of the Company and the Manager in this Agreement to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of such Closing Date, as the case may be, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and, to the extent such representations and warranties are not subject to any such qualifications or exceptions, shall be true and correct in all material respects as of such Closing Date, as the case may be, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date); (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and (v)  between the time of execution of this Agreement and such Closing Date, there has not occurred or become known any change, event, circumstance or development that has had, or that could reasonably be expected to have, a Material Adverse Effect, except as set forth in the Prospectus or as described in such certificate.

(j) The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k) On or prior to the date of this Agreement, the Representatives shall have received lockup letters in substantially the form attached hereto as Exhibit E from each of the executive officers and directors of the Company, members of the Company’s investment committee, the Manager and Triarc Companies, Inc.

(l) The Custodian will deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(m) On each Closing Date, the Representatives shall have received a certificate of an attorney-in-fact designated in the Power of Attorney on behalf of such Selling Stockholder, dated as of the First Closing Date, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 2(c) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of each Closing Date and (ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to each Closing Date.

(n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o) The Offered Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(p) The Company shall have furnished to the Representatives at the First Closing Date and each Optional Closing Date (if any) such further customary information, opinions, certificates, letters and documents as the Representatives may reasonably request.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

(b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but only insofar as any such loss, claim, damage or liability arise out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company for use in the Registration Statement or the Prospectus; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fourth, fifteenth and sixteenth paragraphs under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 9, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 9. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, unless in the reasonable judgement of counsel to the indemnifying party a potential conflict of interest exists, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs incurred at the request of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section or Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. The liability under this Section 7 of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Qualified Independent Underwriter. The Company hereby confirms that at its request RBC Capital Markets has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2710 of the Conduct Rules of the NASD in connection with the offering of the Offered Securities. The Company and the Selling Stockholders will severally and not jointly indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; and provided, however, that each Selling Stockholder shall only be subject to liability under this Section 9 to the extent such liability arises out of or is based upon any untrue statement or alleged untrue statement or upon an omission or alleged omission based upon information provided by such Selling Stockholder or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement; and provided, further, that the liability under this Section 9 of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers, of the Manager and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company, the

Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) and the respective obligations of the Company and the Selling Stockholders, and the Underwriters pursuant to Section 7 and the obligations of the Company and the Selling Stockholders pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated as a result of the failure of any condition specified in Section 6 hereof (except for (x) the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c) or (y) the conditions set forth in Section 6(h) provided, that the failure to satisfy the conditions set forth in Section 6(h) is not the result of any direct or indirect action or inaction by the Company or the Manager), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities; provided, however, in no event shall the Company be liable for any expenses hereunder in the event of the purchase of the Offered Securities by the Underwriters is not consummated as a result of the failure of any condition relating to the sale of any Offered Securities by any Selling Stockholder.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8700 West Bryn Mawr Avenue, 12th floor, Chicago, Illinois 60631, Attention: General Counsel, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to [          ] at [          ]; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters. Jonathan W. Trutter/Frederick L. White will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Jonathan W. Trutter/Frederick L. White will be binding upon all the Selling Stockholders.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) the Representatives, on behalf of the Underwriters, have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Selling Stockholders and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company and the Selling Stockholders on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives (including the QIU), and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) they have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) they waive, to the fullest extent permitted by law, any claims they may have against the Representatives, on behalf of themselves and the other Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives, on behalf of themselves and the other Underwriters, shall have no liability (whether direct or indirect) to the Company and the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company, and the Selling Stockholders.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

DEERFIELD TRIARC CAPITAL CORP.

By:

Name: Title:

DEERFIELD CAPITAL MANAGEMENT LLC
By:

Name: Title:

Jonathan W. Trutter/Frederick L. White, as attorney-in-fact for the Selling Stockholders listed on Schedule A hereto
By:

Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON LLC MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED UBS SECURITIES LLC DEUTSCHE BANK SECURITIES INC.,
Acting on behalf of themselves and as the Representatives of the several Underwriters.

By: CREDIT SUISSE FIRST BOSTON LLC

By:

Name: Title: